                                                                     EXHIBIT 11

                        INTERNATIONAL AIRCRAFT INVESTORS
                       COMPUTATION OF EARNINGS PER SHARE




                                                                                        Years Ended December 31,
                                                                              ----------------------------------------
                                                                                   1994          1995         1996
                                                                              ------------- ------------ -------------

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  1,069,354  $    870,711  $  1,035,260
                                                                              ============= ============  ============

Weighted average common shares outstanding  . . . . . . . . . . . . . . .          215,000       215,000       315,000
Weighted average common stock equivalents:
   Stock options determined using the treasury stock method   . . . . . .        1,910,452     1,910,452     1,865,096

   Convertible preferred stock  . . . . . . . . . . . . . . . . . . . . .         4,941,000    4,941,000     4,941,000
   Convertible debt   . . . . . . . . . . . . . . . . . . . . . . . . . .           700,000      700,000       700,000
                                                                              ------------- ------------  ------------

Weighted average common and common equivalent shares outstanding  . . . .         7,766,452    7,766,452     7,821,096
                                                                              ============= ============  ============
Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . . .     $       0.14  $       0.11  $       0.13
                                                                              ============= ============  ============
Detailed calculation of shares issuable from the assumed exercise of stock options:
   Calculation of proceeds upon exercise of options
      Number of stock options considered to be common stock equivalents .         4,483,285    4,483,285     4,383,285
      Weighted average exercise price . . . . . . . . . . . . . . . . . .              1.05         1.05          1.05
                                                                              ------------- ------------  ------------
                                                                              $  4,707,449  $  4,707,449     4,601,399
                                                                              ============= ============  ============
   Calculation of shares that could be repurchased upon exercise of stock options:

      Proceeds upon exercise of options . . . . . . . . . . . . . . . . .     $   4,707,449 $  4,707,449     4,601,399
      Assumed fair market value . . . . . . . . . . . . . . . . . . . . .              1.83         1.83          1.83
                                                                              ------------- ------------  ------------
         Shares that could be repurchased . . . . . . . . . . . . . . . .         2,572,833    2,572,833     2,518,189
                                                                              ============= ============  ============

   Common stock equivalents for stock options using the treasury stock
   method   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,910,452    1,910,452     1,865,096
                                                                              ============= ============  ============

Detailed calculation of shares issuable for the assumed conversion of convertible preferred stock
   Convertible preferred stock considered to be common stock equivalents          4,941,000    4,941,000    4,941,000
   Conversion ratio   . . . . . . . . . . . . . . . . . . . . . . . . . .       one for one  one for one  one for one
                                                                              ------------- ------------  ------------
   Common stock equivalents for convertible preferred stock   . . . . . .        4,941,000     4,941,000     4,941,000
                                                                              ============= ============  ============


Detailed calculation of shares issuable from the assumed conversion of convertible debt:
   Convertible debt considered to be common stock equivalents   . . . . .     $    700,000  $    700,000       700,000
   Conversion ratio   . . . . . . . . . . . . . . . . . . . . . . . . . .      one for one   one for one   one for one
                                                                              ------------  ------------  ------------

   Common stock equivalents for convertible debt  . . . . . . . . . . . .           700,000      700,000       700,000
                                                                              ============= ============  ============


                                                                     EXHIBIT 11

                        INTERNATIONAL AIRCRAFT INVESTORS
               COMPUTATION OF SUPPLEMENTAL EARNINGS PER SHARE(1)
                          YEAR ENDED DECEMBER 31, 1996

Net income                                                     $    1,035,260
Addback interest expense from reduction of debt from
  conversion of stock options, net of income taxes                    174,674
                                                               --------------
Net income as adjusted                                         $    1,209,934
                                                               ==============
Weighted average common shares outstanding                             52,500
                                                               --------------
Weighted average common stock equivalents:
    Exercise Stock options                                            358,047
    Conversion of convertible preferred stock                         801,277
  Stock options determined using the treasury stock method            169,318
  Convertible preferred stock                                          22,222
  Convertible debt                                                    116,667
                                                               --------------
Weighted average common and common equivalent
  shares outstanding                                                1,520,030
                                                               ==============
Net income per share                                           $         0.80
                                                               ==============
Detailed calculation of shares issuable from the assumed
  exercise of stock options:
  Calculation of proceeds upon exercise of options
    Number of stock options considered to be common stock
      equivalents                                                     372,498
    Weighted average exercise price                                      6.00
                                                               --------------
      Proceeds upon conversion                                 $    2,235,000
                                                               ==============
  Calculation of shares that could be repurchased upon
    exercise of stock options:
    Proceeds upon exercised of options                         $    2,235,000
    Assumed fair market value                                           11.00
                                                               --------------
      Shares that could be repurchased                                203,182
                                                               ==============
  Common stock equivalents for stock options using the
    treasury stock method                                             169,318
                                                               ==============
Detailed calculation of shares issuable for the assumed
  conversion of convertible preferred stock:
    Convertible preferred stock considered to be common
      stock equivalents                                                22,222
                                                               --------------
    Conversion ratio                                              one for one
                                                               --------------
    Common stock equivalents for convertible preferred stock           22,222
                                                               ==============
Detailed calculation of shares issuable from the assumed
  conversion of convertible debt:
    Convertible debt considered to be common stock
      equivalents                                              $      700,000
    Conversion ratio                                              six for one

    Common stock equivalents for convertible debt                     116,667
                                                               --------------
                                                                      116,667
                                                               ==============

(1) See note 10 to consolidated financial statements.